                     AGREEMENT FOR PURCHASE AND SALE OF ASSETS

                                      BETWEEN

                                 ZORAN CORPORATION


                                        AND


                                 MGI SOFTWARE CORP.

                         DATE OF AGREEMENT:  JUNE 15, 1999






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                                 TABLE OF CONTENTS

                                                                                              PAGE
1.       Definitions.............................................................................1

         1.1      "Affiliate"....................................................................1
         1.2      "Ancillary Agreements".........................................................1
         1.3      "Assigned Receivables".........................................................1
         1.4      "Assumed Liabilities"..........................................................1
         1.5      "Closing"......................................................................1
         1.6      "Closing Date".................................................................1
         1.7      "Confidentiality Agreement"....................................................2
         1.8      "Copyrights"...................................................................2
         1.9      "Damages"......................................................................2
         1.10     "ERISA"........................................................................2
         1.11     "Excluded Assets"..............................................................2
         1.12     "Exchange Act..................................................................2
         1.13     "Excluded Liabilities..........................................................2
         1.14     "Indemnification Period".......................................................2
         1.15     "Industrial Designs"...........................................................2
         1.16     "Key Employees"................................................................2
         1.17     "Legal Proceeding".............................................................2
         1.18     "License Agreement"............................................................2
         1.19     "Licensed Ancillary Technology"................................................3
         1.20     "MGI Common Stock".............................................................3
         1.21     "MGI Indemnitees"..............................................................3
         1.22     "MGI Reports"..................................................................3
         1.23     "New MGI Employees"............................................................3
         1.24     "OSC"..........................................................................3
         1.25     "Patent Rights"................................................................3
         1.26     "Person........................................................................3
         1.27     "Purchased Ancillary Technology"...............................................3
         1.28     "Purchased Assets".............................................................3
         1.29     "Representatives"..............................................................3
         1.30     "SEC"..........................................................................3
         1.31     "Securities Act................................................................3
         1.32     "Shares".......................................................................3
         1.33     "SoftDVD Employees"............................................................4
         1.34     "SoftDVD Proprietary Rights"...................................................4
         1.35     "Tangible Assets"..............................................................4

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
                                                                                              PAGE
         1.36     "Tax" and "Taxes"..............................................................4
         1.37     "Third Party Contracts"........................................................4
         1.38     "Third Party Licenses".........................................................4
         1.39     "Third Party Technology".......................................................4
         1.40     "Trademarks"...................................................................4
         1.41     "Trade Secrets"................................................................4
         1.42     "Transfer Taxes"...............................................................4
         1.43     "Transition Period"............................................................4
         1.44     "TSE"..........................................................................4
         1.45     "Zoran Indemnitees"............................................................5

2.       Purchase and Sale of Purchased Assets...................................................5

         2.1      Purchase and Sale..............................................................5
         2.2      Excluded Assets................................................................5
         2.3      Assumption of Liabilities......................................................5
         2.4      Consideration..................................................................6
         2.5      Allocation.....................................................................6
         2.6      Sales and Other Taxes..........................................................6
         2.7      Third-Party Consents...........................................................6
         2.8      Purchaser Nominee..............................................................6

3.       Related Transactions....................................................................7

         3.1      License of Licensed Ancillary Technology.......................................7
         3.2      License of Purchased Ancillary Technology......................................7

4.       Representations and Warranties of Zoran.................................................7

         4.1      Authority; Consents and Approvals..............................................7
         4.2      Organization and Good Standing.................................................7
         4.3      No Breach or Violation.........................................................7
         4.4      SoftDVD Proprietary Rights.....................................................8
         4.5      Tangible Assets................................................................9
         4.6      Litigation....................................................................10
         4.7      Third Party Contracts.........................................................10
         4.8      Compliance with Laws..........................................................10
         4.9      Permits.......................................................................10
         4.10     Taxes.........................................................................10
         4.11     No Brokers....................................................................10
         4.12     Securities Representations....................................................11

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
                                                                                              PAGE
5.       Representations and Warranties of MGI..................................................12

         5.1      Authority; Consents and Approvals.............................................12
         5.2      Organization and Good Standing................................................13
         5.3      No Breach or Violation........................................................13
         5.4      Subsidiaries..................................................................13
         5.5      Capitalization................................................................13
         5.6      Litigation....................................................................14
         5.7      No Brokers....................................................................14
         5.8      Securities Act................................................................14
         5.9      MGI Reports...................................................................14
         5.10     Timely Disclosure.............................................................14
         5.11     No Cease Trade Order..........................................................14

6.       Covenants..............................................................................14

         6.1      Conduct of SoftDVD Business...................................................15
         6.2      Efforts.......................................................................15
         6.3      Transition Support............................................................15
         6.4      Publicity.....................................................................15
         6.5      Confidentiality...............................................................16
         6.6      Bulk Sales Laws...............................................................16
         6.7      Further Assurances............................................................16
         6.8      Employment Matters............................................................16
         6.9      Accounts Receivable...........................................................17
         6.10     Stock Exchange Listing........................................................17
         6.11     Periodic Reporting............................................................17
         6.12     Future Collaboration..........................................................17
         6.13     Customer Support..............................................................17

7.       Conditions to Closing..................................................................18

         7.1      Conditions to Obligations of Zoran............................................18
         7.2      Conditions to Obligations of MGI..............................................19

8.       The Closing............................................................................20

         8.1      Time and Place................................................................20
         8.2      Zoran Actions at the Closing..................................................20
         8.3      MGI Actions at the Closing....................................................20
         8.4      Passage of Title..............................................................20

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
                                                                                              PAGE
9.       Indemnification........................................................................20

         9.1      Survival of Representations and Warranties....................................20
         9.2      Indemnification by Zoran......................................................21
         9.3      Indemnification by MGI........................................................21
         9.4      Defense of Third Party Claims.................................................21
         9.5      Limitation....................................................................22

10.      Termination............................................................................22

         10.1     Mutual Agreement..............................................................22
         10.2     Survival......................................................................22

11.      General Provisions.....................................................................23

         11.1     Assignment....................................................................23
         11.2     Expenses......................................................................23
         11.3     Notices and Representatives...................................................23
         11.4     Entire Agreement and Modification.............................................24
         11.5     Construction of Agreement.....................................................24
         11.6     Relationship of the Parties...................................................24
         11.7     Waiver........................................................................24
         11.8     Venue for Dispute Resolution..................................................24
         11.9     Governing Law.................................................................24
         11.10    Severability..................................................................25
         11.11    Parties in Interest...........................................................25
         11.12    Further Instruments...........................................................25
         11.13    Arbitration...................................................................25
         11.14    Counterparts..................................................................26

                      AGREEMENT FOR PURCHASE AND SALE OF ASSETS

     THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (the "Agreement"), dated as of June 15, 1999 (the "EFFECTIVE DATE"), is entered into by and between Zoran Corporation, a Delaware corporation ("ZORAN"), and MGI Software Corp., an Ontario corporation ("MGI").

                                      RECITALS

     A. Zoran is engaged in, among other things, the business of developing, marketing and distributing a family of computer software products referred to as "SoftDVD" (the "SOFTDVD PRODUCT LINE") and owns or has licenses to use certain proprietary software and related technology used in the SoftDVD Product Line; and

     B. The Board of Directors of each of the parties believes it is in the best interests of such party and its respective stockholders that MGI purchase certain of the assets of Zoran related to the SoftDVD Product Line in exchange for a cash payment, an equity interest in MGI, certain ongoing royalty payments and MGI's assumption of certain obligations and liabilities of Zoran related to the SoftDVD Product Line, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          1.1 "AFFILIATE" of any entity means any Person that directly or indirectly controls, or is controlled by, or is under common control with, such entity.

          1.2 "ANCILLARY AGREEMENTS" means all documents, contracts and agreements to be entered into or delivered pursuant to this Agreement.

          1.3 "ASSIGNED RECEIVABLES" means the accounts receivable relating to deferred revenues under Third Party Contracts, as listed and described on
EXHIBIT 1.3 hereto, and all accounts receivable relating to new customer contracts relating to the SoftDVD Product Line entered into by Zoran between the Effective Date and the Closing Date which will be listed and described in an addendum to EXHIBIT 1.3 which will be delivered at the Closing.

          1.4   "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 2.3(a) hereof.

          1.5 "CLOSING" means the closing of the sale and transfer of the Purchased Assets from Zoran to MGI and the other transactions contemplated by this Agreement.

          1.6 "CLOSING DATE" means June 30, 1999, or such other date as MGI and Zoran may agree upon in writing.

          1.7 "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated May 25, 1999 between MGI and Zoran.

          1.8 "COPYRIGHTS" mean all worldwide rights and interests in and to all copyrights, including rights to reproduce, and all registrations, applications for registrations therefor, together with all ancillary rights thereto, including the right to sue for damages by reason of past infringement of any such rights.

          1.9 "DAMAGES" shall include any loss, diminution in value, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, costs (including reasonable costs of investigation) or reasonable expenses of any nature.

          1.10 "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

          1.11 "EXCLUDED ASSETS" means all assets of Zoran as of the Closing with the exception of the Purchased Assets, including without limitation, all of Zoran's (i) cash and cash equivalents; (ii) bank accounts; (iii) accounts and notes receivable (with the exception of the Assigned Receivables); (iv) facility leases; and (v) assets, rights or properties used by Zoran in connection with any of its businesses other than the SoftDVD Product Line.

          1.12 "EXCHANGE ACT" shall mean the Securities Act of 1934, as amended.

          1.13 "EXCLUDED LIABILITIES" shall have the meaning set forth in
Section 2.3(c) hereof.

          1.14 "INDEMNIFICATION PERIOD" means the period commencing on the Closing Date and ending at midnight, Pacific Standard Time, on the second anniversary of the Closing Date.

          1.15 "INDUSTRIAL DESIGNS" mean worldwide rights and interests in and to all industrial designs, and all registrations, applications for registration thereof and licenses therefor, together with all ancillary rights thereto, including the right to sue for damages by reason of past infringement of any such rights.

          1.16 "KEY EMPLOYEES" means the SoftDVD Employees designated as "Key Employees" on EXHIBIT 1.16 hereto.

          1.17 "LEGAL PROCEEDING" means any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other governmental body or any arbitrator or arbitration panel.

          1.18 "LICENSE AGREEMENT" means the License Agreement in the form of
EXHIBIT 1.18 hereto relating to the Ancillary Technology.

          1.19 "LICENSED ANCILLARY TECHNOLOGY" means specific intellectual property rights owned by Zoran, used by Zoran in its businesses unrelated to the SoftDVD Product Line and also used in connection with the SoftDVD Product Line, as listed and described in the License Agreement to be licensed by Zoran to MGI.

          1.20 "MGI COMMON STOCK" means the common stock, without par value, of MGI.

          1.21 "MGI INDEMNITEES" means the following Persons: (a) MGI; (b) MGI's Affiliates; (c) MGI's Representatives; and (d) the successors and assigns of such Persons.

          1.22 "MGI REPORTS" shall have the meaning set forth in Section 5.9 hereof.

          1.23 "NEW MGI EMPLOYEES" means the SoftDVD Employees who are offered and accept employment by MGI from and after the Closing Date, as provided in Section 6.8 hereof.

          1.24 "OSC" shall have the meaning set forth in Section 6.11 hereof.

          1.25 "PATENT RIGHTS" mean worldwide rights and interests in and to all issued or pending United States and foreign patents, and all registrations, applications for registration (including all reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof) and licenses therefor, together with all ancillary rights thereto, including the right to sue for damages by reason of past infringement of any such right.

          1.26 "PERSON" shall mean any individual, entity or governmental body.

          1.27 "PURCHASED ANCILLARY TECHNOLOGY" means specific intellectual property included as part of the Purchased Assets but also used by Zoran in its businesses unrelated to the SoftDVD Product Line, as listed and described in the License Agreement to be licensed by MGI to Zoran.

          1.28 "PURCHASED ASSETS" means the Tangible Assets, the SoftDVD Proprietary Rights, the Third Party Contracts and the Assigned Receivables, together with all marketing materials and customer lists, customer files, service records, forms, all documentation relating to the Tangible Assets, the SoftDVD Proprietary Rights, the Third Party Contracts, the Assigned Receivables and the SoftDVD Product Line, and the goodwill of the SoftDVD Product Line, as of the Closing Date, but expressly excluding the Excluded Assets.

          1.29 "REPRESENTATIVES" means officers, directors, employees and agents.

          1.30 "SEC" means the United States Securities and Exchange
Commission.

          1.31 "SECURITIES ACT" means the Securities Act of 1933, as amended.

          1.32 "SHARES" shall have the meaning set forth in Section 2.4(b) hereof.

          1.33 "SOFTDVD EMPLOYEES" means the employees of Zoran currently engaged in activities related to the SoftDVD Product Line, as listed on
EXHIBIT 1.16 hereto.

          1.34 "SOFTDVD PROPRIETARY RIGHTS" mean those Copyrights, Trade Secrets, Patent Rights, Industrial Designs, Trademarks and other intellectual property rights owned or licensed by Zoran relating to the SoftDVD Product Line, as listed and described on EXHIBIT 1.34 hereto.

          1.35 "TANGIBLE ASSETS" means all of the equipment and other tangible assets and properties listed on EXHIBIT 1.35 hereto.

          1.36 "TAX" and "TAXES" have the meaning set forth in Section 4.10 hereof.

          1.37 "THIRD PARTY CONTRACTS" means the contracts, commitments and agreements relating to the SoftDVD Product Line which are listed and described in EXHIBIT 1.37 hereto, and all new customer contracts relating to the SoftDVD Product Line entered into by Zoran between the Effective Date and the Closing Date which will be listed and described in an addendum to EXHIBIT
1.37 which will be delivered at the Closing.

          1.38 "THIRD PARTY LICENSES" means the licenses and other agreements included in the Third Party Contracts that relate to the Third Party Technology.

          1.39 "THIRD PARTY TECHNOLOGY" means all software, technology, know-how or processes of third parties licensed pursuant to the Third Party Licenses.

          1.40 "TRADEMARKS" means all worldwide right and interest in and to trademarks, common law trademarks, trade names, service marks, common law service marks and service names, together with all registrations, applications for registration and licenses therefor, and together with all ancillary rights thereto, including the right to sue for damages by reason of past infringement of any such rights.

          1.41 "TRADE SECRETS" means all non-public information, trade secret rights and know-how, together with all ancillary rights thereto, including the right to sue for damages by reason of misappropriation of any such rights.

          1.42 "TRANSFER TAXES" means all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Purchased Assets hereunder, except federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Purchased Assets or by operating activities related to the SoftDVD Product Line or by any increase in the value of any of the Purchased Assets through the Closing Date.

          1.43 "TRANSITION PERIOD" shall have the meaning set forth in
Section 6.3(a) hereof.

          1.44 "TSE" shall have the meaning set forth in Section 4.12(c) hereof.

          1.45 "ZORAN INDEMNITEES" means the following Persons:  (a) Zoran;
(b) Zoran's Affiliates; (c) Zoran's Representatives; and (d) the successors and assigns of such Persons.

     2.   PURCHASE AND SALE OF PURCHASED ASSETS.

          2.1 PURCHASE AND SALE. Subject to and upon the terms and conditions of this Agreement, effective as of the Closing, Zoran agrees to sell, assign, transfer, convey and deliver to MGI, and MGI agrees to purchase from Zoran, all of Zoran's right, title and interest in and to the Purchased Assets, free and clear of any mortgages, liens, pledgees, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as otherwise provided in this Agreement.

          2.2 EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, Zoran shall retain all of its right, title and interest in and to, and MGI shall acquire no interest in, the Excluded Assets.

          2.3  ASSUMPTION OF LIABILITIES.

               (a) Subject to and upon the terms and conditions of this Agreement, effective as of the Closing, MGI agrees to assume from Zoran and to pay, perform and discharge according to their terms all of the following liabilities and obligations of Zoran (the "ASSUMED LIABILITIES"):

                    (i) all customer support obligations arising prior to, on or after the Closing Date under the Third Party Contracts;

                    (ii) all other contractual liabilities or obligations unrelated to customer support obligations accruing from and after the Closing Date under the Third Party Contracts;

                    (iii) all liabilities and obligations with respect to New MGI Employees, accruing from and after the Closing Date; and

                    (iv) all Transfer Taxes which by law are imposed upon MGI.

               (b) Nothing herein shall be deemed to deprive MGI of any defenses, set-offs or counterclaims which Zoran may have had or which MGI shall have with respect to any of the Assumed Liabilities (collectively, the "DEFENSES AND CLAIMS"). Effective as of the Closing, Zoran agrees to assign, transfer and convey to MGI all Defenses and Claims and agrees to cooperate with MGI (at MGI's expense) to maintain, secure, perfect and enforce such Defenses and Claims, including the execution of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by MGI in connection with such Defenses and Claims.

               (c) MGI does not assume, and Zoran does not transfer or assign, any liabilities or obligations, whether or not related to the SoftDVD Product Line, and whether presently fixed and determined, contingent or otherwise, or Transfer Taxes, other than the Assumed Liabilities to be expressly assumed by MGI pursuant to
Section 2.3(a) hereof. All such liabilities and obligations not expressly assumed by MGI ("EXCLUDED LIABILITIES") shall remain liabilities of Zoran, which shall be solely liable to perform and discharge such liabilities and obligations.

          2.4 CONSIDERATION. In consideration for the purchase of the Purchased Assets, MGI shall pay a purchase price for the Purchased Assets which consists of the following:

               (A) CASH. US$600,000 in cash payable as follows: (i) US$200,000 payable at Closing; (ii) US$200,000 payable thirty (30) days after the Closing; and (iii) US$200,000 payable sixty (60) days after the Closing;

               (B) EQUITY. 373,134 shares of MGI Common Stock (the "SHARES") issuable at the Closing;

               (C) ROYALTY. A royalty equal to fifteen percent (15%) of the Net Revenues (as defined in EXHIBIT 2.4 hereto) received by MGI from the license or sale of the SoftDVD Proprietary Rights or the sale of any products or derivative works incorporating or embodying any SoftDVD Proprietary Rights up to a maximum of US$2,000,000. For purposes of calculating and paying such royalty amount, the terms of EXHIBIT 2.4 will apply.

          2.5 ALLOCATION. Each of the parties agrees to report this transaction for all federal, state and foreign tax purposes in accordance with the allocations set forth on EXHIBIT 2.5 hereto. MGI and Zoran agree to use such allocation in filing any applicable report, form or filing made with applicable taxing authorities. If any taxing authority makes or proposes an allocation different from that set forth in EXHIBIT 2.5, MGI and Zoran shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation). Each party requesting cooperation shall reimburse the cooperating party for its reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred in rendering such cooperation.

          2.6 SALES AND OTHER TAXES. MGI agrees to pay and discharge when due, any and all Transfer Taxes assumed by it pursuant to Section 2.3(a)(iv).
 Zoran agrees to pay and discharge when due, any and all Transfer Taxes accruing to Zoran based on this transaction. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize the Transfer Taxes.

          2.7 THIRD-PARTY CONSENTS. To the extent that any Third Party Contract is not assignable without the consent of a third party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Zoran and MGI shall each use their commercially reasonable efforts to obtain the consent of such third party to the assignment of any such Third Party Contract to MGI in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Zoran and MGI shall cooperate to enter into a reasonable arrangement (including acting as the other party's agent), designed to provide for each party the benefits intended to be assigned, and the liabilities and obligations to be assumed, under the relevant Third Party Contract.

          2.8 PURCHASER NOMINEE. The parties acknowledge and agree that MGI may on notice to Zoran prior to Closing appoint a wholly-owned U.S. subsidiary (a "NOMINEE") to purchase all or any part of the Purchased Assets and otherwise carry out the obligations of MGI hereunder. If any Nominee is so appointed, the obligations of MGI hereunder shall hereafter become the joint and several obligations of MGI and such Nominee.

     3.   RELATED TRANSACTIONS.

          3.1 LICENSE OF LICENSED ANCILLARY TECHNOLOGY. Subject to and upon the terms and conditions of this Agreement, at the Closing, Zoran agrees to grant to MGI the right to use the Licensed Ancillary Technology in connection with the conduct of the SoftDVD Product Line, pursuant to the License Agreement.

          3.2 LICENSE OF PURCHASED ANCILLARY TECHNOLOGY. Subject to and upon the terms and conditions of this Agreement, at the Closing, MGI agrees to grant to Zoran the right to use the Purchased Ancillary Technology in connection with the conduct of Zoran's business unrelated to the SoftDVD Product Line, pursuant to the License Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF ZORAN. Except as disclosed in the Disclosure Schedule attached as EXHIBIT 4 hereto (the "ZORAN DISCLOSURE SCHEDULE"), Zoran hereby represents and warrants to MGI that, as of the Effective Date:

          4.1 AUTHORITY; CONSENTS AND APPROVALS. Zoran has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Zoran and constitute the legal, valid and binding obligations of Zoran enforceable against Zoran in accordance with its and their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and available equitable remedies, and except as the enforcement of the indemnification provisions may be limited by applicable securities laws or held to be against public policy. No consent, approval or authorization of or designation, declaration or filing with any third party or governmental authority on the part of Zoran is required in connection with the valid execution, delivery and performance of this Agreement and the Ancillary Agreements by Zoran, and the consummation by Zoran of the transactions contemplated hereby or thereby, except for the consents listed and described in the Zoran Disclosure Schedule.

          4.2 ORGANIZATION AND GOOD STANDING. Zoran is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power to own and operate its properties and assets, and to carry on the operating activities related to the SoftDVD Product Line as presently conducted. Zoran is qualified to do business in each jurisdiction for which qualification is required except where the absence of such qualification would not have an adverse effect on the SoftDVD Product Line or the Purchased Assets.

          4.3 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Zoran, and the consummation by Zoran of the transactions contemplated hereby and thereby, will not result in or constitute: (a) a material default, breach or violation or an event that, with notice or lapse of time or both, would be a material default, breach or violation of the charter documents of Zoran or any material agreement, instrument or arrangement which would prevent the consummation of the transactions contemplated hereby or thereby or by which the Purchased Assets are bound; (b) the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the Purchased Assets; (c) the acceleration of Zoran's performance pursuant to any indenture, contract, agreement or instrument related to the Purchased Assets; or (d) the violation of any applicable law, ordinance, rule, regulation, judgment, order or decree of any court or other governmental body, department, instrumentality, agency or subdivision having, asserting or claiming jurisdiction (which violation would have a material adverse effect on the Purchased Assets).

          4.4  SOFTDVD PROPRIETARY RIGHTS.

               (a) NO INFRINGEMENT. The consummation of the transactions contemplated hereby will not alter or impair any of the SoftDVD Proprietary Rights owned by Zoran. To Zoran's knowledge, following the Closing, the use, reproduction, distribution and commercial exploitation by MGI of the SoftDVD Proprietary Rights owned by Zoran as such activities have been conducted by Zoran prior to the Closing related to the SoftDVD Product Line will not violate or constitute a misappropriation of the proprietary rights of any third party enforceable in the United States.

               (b) THIRD PARTY TECHNOLOGY. All Third Party Licenses are valid and enforceable and in full force and effect. Upon assignment to MGI of Zoran's right, title and interest under the Third Party Licenses, MGI shall have all rights to Third Party Technology which had been granted to Zoran pursuant to such Third Party Licenses.

               (c) NO THIRD PARTY CLAIMS. Zoran has not received any notice of claims which have been, or will be, asserted against Zoran or, to Zoran's knowledge, any licensee of Zoran and, to Zoran's knowledge, no claims are pending against Zoran or any licensee of Zoran, by any person (i) regarding Zoran's or such licensee's right to use of any of the SoftDVD Proprietary Rights or (ii) related to, challenging or questioning the validity or effectiveness of any Third Party Licenses or Zoran's non-compliance with the terms thereof.

               (d) NECESSARY RIGHTS. Except for the readily available, "off-the-shelf" software products listed in the Zoran Disclosure Schedule, the SoftDVD Proprietary Rights, Purchased Ancillary Technology and Licensed Ancillary Technology constitute all intellectual property rights and licenses necessary to use, reproduce, distribute and commercially exploit the SoftDVD Product Line as such activities have been conducted by Zoran in the six (6) month period prior to the Closing.

               (e) DEVELOPMENT. Other than the Third Party Technology, the SoftDVD Product Line has been developed by employees of Zoran or by consultants engaged by Zoran, and all of such employees' and consultants' rights, title, benefit and interest therein has been assigned or transferred to Zoran by such employees and consultants and such employees or consultants have waived all their non-assignable rights therein (including moral rights therein) by executed written agreement, or to the extent not waivable, have granted to Zoran licenses therein. No Person has any right, license (other than licenses granted to customers of Zoran pursuant to Third Party Contracts), title or interest in the SoftDVD Product Line or SoftDVD Proprietary Rights (other than Third Party Technology) and no payments are required to be made by Zoran in connection with the continued use or exploitation of the SoftDVD Product Line or SoftDVD Proprietary Rights (as used and exploited by Zoran during the six (6) month period prior to the Closing) and except as described in the Zoran Disclosure Schedule, no consents, waivers or licenses are required from any Person for Zoran to own, sell assign, license, modify, convert, translate, reverse engineer or transfer the SoftDVD Product Line or SoftDVD Proprietary Rights (except pursuant to the Third Party Licenses).

               (f) SOURCE CODE. No customer, distributor, escrow agent, financial institution or other Person has been provided by Zoran or any of its officers, employees, contractors or consultants with any copy of the source code of any of the software comprising the SoftDVD Product Line or has obtained from Zoran or any of its officers, employees, consultants or contractors any right of use or possession of such source code, and none of the officers, employees, consultants or contractors of Zoran has obtained from Zoran any right of use or possession of such source code and none has been granted the right to retain a copy of such code or to use same outside the scope of employment or engagement by Zoran or as disclosed in the Zoran Disclosure Schedule.

               (g) REGISTERED RIGHTS. To the extent registered, the Trademarks, Copyrights and Patents Rights comprising part of SoftDVD Proprietary Rights are listed in the Zoran Disclosure Schedule and are in good standing and all maintenance fees which are due have been paid.

               (h) COPYRIGHTS. The Copyrights comprising part of the SoftDVD Proprietary Rights and the material upon which such Copyrights are based are valid and subsisting, and Zoran has not heretofore transferred its ownership in or to any Copyrights comprising part of the SoftDVD Proprietary Rights including, without limitation, the rights to secure copyright registration anywhere in the world with respect to any or all copyright comprising part of the SoftDVD Proprietary Rights or to secure any extensions and renewals thereof wherever and whenever permitted. Except for the Third Party Technology licensed to Zoran pursuant to the Third Party Licenses, to Zoran's knowledge, Zoran owns all Copyrights included in the SoftDVD Product Line and Zoran has not received any written notice that it does not own all such Copyrights.

               (i) DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL SOFTDVD PROPRIETARY RIGHTS ARE BEING TRANSFERRED TO MGI ON AN AS-IS, WHERE-IS BASIS, WITHOUT ANY WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND SUBJECT TO

THE INDEMNITY PROVIDED HEREIN, NON-INFRINGEMENT OF THIRD
PARTY RIGHTS.

          4.5 TANGIBLE ASSETS. Zoran has good and marketable title to all of the Tangible Assets. All of the Tangible Assets are free and clear of restrictions on or conditions to transfer or assignment and, at the Closing, Zoran will sell, convey, assign, transfer and deliver to MGI good and marketable title and all of Zoran's right, title and interest in and to all of the Tangible Assets, free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

          4.6 LITIGATION. Zoran has not received any notice of any claim, action, proceeding or investigation pending or threatened (a) against Zoran which affects the SoftDVD Product Line or the Purchased Assets or (b) which questions or challenges the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken by Zoran pursuant to this Agreement or any Ancillary Agreement or in connection with the transactions contemplated hereby or thereby. Zoran does not know of any factual or legal basis for any such claim, action, proceeding or investigation. Zoran is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has had or may have an effect on the SoftDVD Product Line or the Purchased Assets.

          4.7 THIRD PARTY CONTRACTS. Zoran has performed in all material respects all obligations required to be performed by Zoran on or before the Closing under all Third Party Contracts, and neither it nor, to its knowledge, any other party thereto is in material default under any Third Party Contract and all Third Party Contracts are in full force and effect. Assuming that each of the consents listed and described in the Zoran Disclosure Schedule has been obtained prior to the Closing, the assignment to MGI of all of Zoran's rights and obligations under the Third Party Contracts and the other transactions contemplated by this Agreement will not be a basis for any party to any Third Party Contract to terminate such Third Party Contract or alter the basis on which it will conduct business with MGI, as assignee from Zoran, under such Third Party Contract.

          4.8 COMPLIANCE WITH LAWS. Zoran is not in violation of any applicable federal, state, local or foreign statute, law, rule or regulation with respect to Zoran's business as presently conducted or as proposed to be conducted except for such violations as would not have a material adverse effect on the value, economic, commercial or otherwise, of the SoftDVD Product Line or the Purchased Assets.

          4.9 PERMITS. Zoran has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the SoftDVD Product Line as conducted by Zoran prior to the Closing. Zoran is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          4.10 TAXES. There are no liens or similar encumbrances relating to or attributable to federal, state, provincial, local and other returns and reports relating to any and all taxes or any other governmental charges, obligations or fees for taxes and any related interest or penalties ("TAX" or "TAXES") on the Purchased Assets, other than liens for Taxes not yet due. After giving effect to the consummation of the transactions contemplated hereby, the Purchased Assets will not be subject to, nor will MGI have, any liability in respect of any Taxes arising from or relating to, the ownership, possession, operation or use of the Purchased Assets by Zoran, or the operation of the SoftDVD Product Line, prior to the Closing.

          4.11 NO BROKERS. Zoran is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the transfer of the Purchased Assets or any of the other transactions contemplated by this Agreement.

          4.12 SECURITIES REPRESENTATIONS.

               (a) INVESTMENT INTENT. Zoran acknowledges that MGI's agreement hereunder with respect to the issuance to Zoran of the MGI Common Stock is made in reliance upon Zoran's representations to MGI that Zoran is acquiring the Securities for Zoran's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

               (b) SECURITIES NOT REGISTERED. Zoran understands and acknowledges that the offering of the MGI Common Stock pursuant to this Agreement will not be registered under the Securities Act or qualified under any state securities law on the grounds that the offering and sale of the MGI Common Stock is exempt from such registration and qualification and that MGI's reliance upon such exemptions is predicated upon Zoran's representations set forth in this Section 4.12. Zoran acknowledges and understands that, except as set forth in Section 4.12(c), the MGI Common Stock must be held indefinitely unless the MGI Common Stock is subsequently registered under the Securities Act or an exemption from such registration and such qualification is available.

               (c) TRANSFER RESTRICTIONS. In no event will Zoran dispose of any of the MGI Common Stock (other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) Zoran shall have notified MGI of the proposed disposition and shall have furnished MGI with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by MGI, Zoran shall have furnished MGI with an opinion of counsel reasonably satisfactory in form and substance to MGI to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. Until such time as the MGI Common Stock is listed on the Nasdaq National Market System and registered with the SEC under Section 12(g) of the Exchange Act, Zoran agrees and undertakes not to sell, assign or dispose of any of the Shares (except to any transferees who accept the following restrictions on the re-sale of such shares) during the ninety (90) day period after the Closing Date. After such ninety (90) day period, until such time as the MGI Common Stock is listed on the Nasdaq National Market System and registered with the SEC under Section 12(g) of the Exchange Act

(the "Restricted Period"), Zoran hereby undertakes and agrees that it will not sell, assign or dispose of any of the Shares (except to any transferees who accept, on a pro-rata basis, the following restrictions on the re-sale of such shares) if such sale is either: (i) in respect of Shares representing greater than one percent (1%) of the total MGI Common Stock then issued and outstanding; or (ii) together with all other sales, dispositions or assignments of any of the Shares by Zoran within the preceding three (3) months exceeds the greater of the average weekly reported volume of trading in the MGI Common Stock on The Toronto Stock Exchange (the "TSE") during the four (4) calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of the execution of the transaction directly with the marketmaker. During the Restricted Period, Zoran shall consult with MGI prior to initiating any trades in MGI Common Stock proposed to be made by it.

               (D) KNOWLEDGE AND EXPERIENCE. Zoran (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Zoran's prospective investment in the MGI Common Stock; (ii) has the ability to bear the economic risks of Zoran's prospective investment; (iii) has been furnished with and has had access to such information as Zoran has considered necessary to make a determination as to the purchase of the MGI Common Stock together with such additional information as is necessary to verify the accuracy of the information supplied; and (iv) has not been offered the MGI Common Stock by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

               (E) ACCREDITED INVESTOR. Zoran is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

               (F) LEGEND. Zoran understands that the certificates evidencing the Securities will contain, in addition to the legend in respect of the transfer restrictions set forth in Section 4.12(c), a legend in substantially the following form and such other legends as may be required by state securities laws:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) IF SUCH SALE, OFFER OR DISTRIBUTION WILL NOT REQUIRE REGISTRATION UNDER THE ACT, AND, IF REASONABLY REQUESTED BY THE COMPANY, PURSUANT TO AN OPINION OF COUNSEL TO SUCH EFFECT.

Zoran understands that MGI need not register a transfer of legended MGI Common Stock, and may also instruct its transfer agent not to register the transfer of such MGI Common Stock, unless the conditions specified in the foregoing legend are satisfied.

     5. REPRESENTATIONS AND WARRANTIES OF MGI. Except as disclosed in the Disclosure Schedule attached as EXHIBIT 5 hereto (the "MGI DISCLOSURE SCHEDULE"), MGI hereby represents and warrants to Zoran that, as of the Effective Date:

          5.1 AUTHORITY; CONSENTS AND APPROVALS. MGI has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by MGI and constitute the legal, valid and binding obligations of MGI enforceable against MGI in accordance with its and their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and available equitable remedies, and except as the enforcement of the indemnification provisions may be limited by applicable securities laws or held to be against public policy. No consent, approval or authorization of or designation, declaration or filing with any third party or governmental authority on the part of MGI is required in connection with the valid execution, delivery and performance of this Agreement and the Ancillary Agreements by MGI, and the consummation by MGI of the transactions contemplated hereby and thereby.

          5.2 ORGANIZATION AND GOOD STANDING. MGI is a corporation duly organized, validly existing and in good standing under the laws of ONTARIO, and has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. MGI is qualified to do business in each jurisdiction for which qualification is required except where the absence of such qualification would not have an adverse effect on its business as presently conducted and as proposed to be conducted.

          5.3 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement and the Ancillary Agreements by MGI, and the consummation by MGI of the transactions contemplated hereby and thereby, will not result in or constitute: (a) a material default, breach or violation or an event that, with notice or lapse of time or both, would be a material default, breach or violation of the charter documents of MGI or any material agreement, instrument or arrangement which would prevent the consummation of the transactions contemplated hereby or thereby or (b) the violation of any applicable law, ordinance, rule, regulation, judgment, order or decree of any court or other governmental body, department, instrumentality, agency or subdivision having, asserting or claiming jurisdiction.

          5.4 SUBSIDIARIES. MGI does not control, directly or indirectly, or have an interest in, any other corporation, association or business entity, other than MGI Software, Inc., a wholly owned subsidiary incorporated under the laws of Delaware.

          5.5  CAPITALIZATION.

               (a) The authorized capital stock of MGI consists of an unlimited number of shares of MGI Common Stock. As of June 8, 1999, there were 24,279,412 shares of MGI Common Stock issued and outstanding, and MGI has not issued a material number of shares of MGI Common Stock subsequent to such date. All issued and outstanding shares of MGI Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable provincial, state and federal laws concerning the issuance of securities. There are no outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from MGI of any shares of its capital stock, except as disclosed in the MGI Disclosure Schedule.

               (b) No stockholder of MGI has any right of first refusal or any preemptive rights in connection with the issuance and sale of the MGI Common Stock.

               (c) The Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, free of any liens, encumbrances or hold periods other than pursuant to applicable securities laws or the provisions hereof and will not be subject to any preemptive rights.

          5.6 LITIGATION. MGI has not received any notice of any claim, action, proceeding or investigation pending or threatened which questions or challenges the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken by MGI pursuant to this Agreement or any Ancillary Agreement or in connection with the transactions contemplated hereby or thereby. MGI does not know of any factual or legal basis for any such claim, action, proceeding or investigation.

          5.7 NO BROKERS. MGI is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the purchase of the Purchased Assets or any of the other transactions contemplated by this Agreement.

          5.8 SECURITIES ACT. Subject to the accuracy of Zoran's representations in Section 4.12 hereof, the offer, sale and issuance of the MGI Common Stock in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act and the applicable securities laws, rules and policies of Canada or any of its provinces.

          5.9 MGI REPORTS. MGI has previously made available to Zoran complete and accurate copies of its annual report for the year ended January 31, 1999, as filed with the Canadian securities regulatory authorities and its management information circular for its annual and special meeting of shareholders dated April 26, 1999 (the "MGI REPORTS"). The MGI Reports did not contain any statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements of MGI contained in the MGI Reports fairly present, in conformity with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods covered thereby, in all material respects the financial condition of MGI on a consolidated basis at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby. The financial statements, consisting in each case of a balance sheet and the accompanying statements of income, retained earnings and changes in financial position for the period then ended and notes to the financial statements, together with the report of the auditors thereon, are complete and accurate in all material respects.

          5.10 TIMELY DISCLOSURE. All material facts and material changes, as such terms are defined in the Securities Act (Ontario), regarding MGI or its securities, that have occurred since January 31, 1999, have been publicly disclosed in accordance with applicable law and there have been no material changes with respect to MGI or its securities since that date that have not been publicly disclosed.

          5.11 NO CEASE TRADE ORDER. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of MGI's securities or prohibiting the sale of the Shares, and no proceedings for such purpose are pending or, to MGI's knowledge, threatened.

     6. COVENANTS. MGI and Zoran each agree (except as expressly contemplated by this Agreement or to the extent that both parties shall otherwise consent in writing) that:

          6.1 CONDUCT OF SoftDVD PRODUCT LINE OPERATIONS. Until the Closing, Zoran (i) will not sell, encumber, pledge, license or otherwise transfer or assign any of the Purchased Assets, including the SoftDVD Proprietary Rights, except in the ordinary course of its business; (ii) will not disclose, distribute or license any source code to the SoftDVD Product Line; and (iii) will use its best efforts to preserve intact the SoftDVD Product Line organization and preserve its relationships with its suppliers, customer and others with whom it deals.

          6.2 EFFORTS. Each party shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, and to satisfy all conditions set forth in Section 7 hereof. From and after the Effective Date and until the Closing or the termination of this Agreement, whichever shall first occur, each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and will promptly cooperate with and furnish information to the other party in connection with any such requirements. On or before the Closing Date, each party will use commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, approval, order or authorization from, and to make any registration, declaration or other filing with, any governmental entity, domestic or foreign, any contracting party or any other person, required to be obtained or made by either Zoran or MGI in connection with the taking of any action contemplated by this Agreement and the Ancillary Agreements. MGI agrees to provide to Zoran all reasonably requested assistance, at Zoran's sole cost and expense, with respect to any audits or filings required to be made by Zoran with respect to its sale of the Purchased Assets pursuant to the rules and regulations of the SEC.

          6.3  TRANSITION SUPPORT.

               (a) For a period of up to four (4) months after the Closing Date, Zoran will make available to MGI, for no additional consideration, that portion of Zoran's Santa Clara facility currently devoted to the SoftDVD Product Line or, at Zoran's election, another portion of such facility of approximately the same size; provided, however, that (i) MGI will reimburse Zoran for all reasonable out-of-pocket costs and expenses incurred for any tenant improvements which Zoran reasonably determines is necessary to distinguish between that portion of Zoran's facility utilized by MGI and the remainder of the facility which will continue to be utilized by Zoran to conduct its business unrelated to the SoftDVD Product Line and (ii) MGI will comply with all reasonable procedures and guidelines required by Zoran in the use of such facilities, including but not limited to those related to confidentiality and safety. MGI's use of Zoran's facility pursuant to this Section shall be subject to any required consent or approval of Zoran's landlord under the lease for such facility.

               (b) Zoran and MGI will on or prior to June 18, 1999 mutually determine the further details with respect to their cooperation during the three (3) month period following the Closing covering such matters as the sharing of resources, consistent with the economic terms of this Agreement.

          6.4 PUBLICITY. The initial public announcement concerning the transactions contemplated by this Agreement shall be made jointly with the prior approval of both MGI and Zoran, which approval shall not be unreasonably withheld or delayed. If a party is required by law to make disclosure of the terms of this Agreement, such party will promptly notify the other party and permit the other party to review any such disclosure. Either party may disclose, under confidentiality and use restrictions, such terms of this Agreement as are reasonably necessary to disclose for purposes of seeking financing, bank credit or the like. Following the initial public announcement of the transactions contemplated by this Agreement as described above, both parties shall remain free to disclose the existence of this Agreement and the origin and ownership of computer software programs and related assets transferred under this Agreement. To the extent reasonably required, MGI and Zoran may disclose limited information concerning this Agreement to third parties whose consent is necessary in order to assign the Third Party Contracts or the SoftDVD Proprietary Rights.

          6.5 CONFIDENTIALITY. The Confidentiality Agreement is hereby incorporated by reference into and made a part of this Agreement, and will remain in full force and effect following execution of this Agreement.

          6.6 BULK SALES LAWS. Zoran and MGI hereby agree to waive compliance with any applicable bulk transfer laws of any applicable jurisdiction in connection with the sale of Purchased Assets to MGI. Zoran agrees to indemnify, defend and hold MGI and MGI Indemnitees harmless from any claims arising out of an actual or alleged failure to comply with any applicable bulk transfer laws.

          6.7 FURTHER ASSURANCES. From time to time after the Closing Date, at MGI's request and without further consideration, Zoran will execute and deliver such further instruments of conveyance and transfer and will take such other action as MGI may reasonably require in order more effectively to vest in MGI and to put MGI in possession and control of the Purchased Assets and its respective rights in the Purchased Assets.

          6.8  EMPLOYMENT MATTERS.

               (a) OFFER OF EMPLOYMENT. MGI agrees to offer (in writing) employment to each of the SoftDVD Employees identified on the MGI Disclosure Schedule commencing as of and contingent upon the consummation of the Closing. Upon execution of this Agreement, and to the extent permitted by applicable law, Zoran shall deliver to MGI a copy of all employment records relating to such SoftDVD Employees including without limitation all reviews, appraisals and salary, bonus and disciplinary information. MGI shall afford Zoran a reasonable opportunity to review each such offer prior to the delivery thereof to each such individual. Subject to the foregoing, Zoran will use its reasonable efforts to encourage each SoftDVD Employee to accept employment with MGI effective on the Closing Date. Each such individual who accepts MGI's offer of employment is hereafter referred to as a "NEW MGI EMPLOYEE."

               (b) PAYMENTS BY ZORAN. Zoran agrees to terminate all individuals who have accepted employment with MGI to become New MGI Employees and pay all salary and benefits and any other compensation payable due to such termination (other than such compensation arising solely by applicable statute) of each such individual occurring prior to the Closing Date, including all accrued vacation.

               (c) INDEMNITY. MGI shall indemnify Zoran against all claims, demands, losses, liabilities, costs and expense incurred by Zoran with respect to any claims by reason of a New MGI Employee's employment on or after the Closing Date.

          6.9 ACCOUNTS RECEIVABLE. Zoran and MGI shall cooperate with each other regarding the collection of accounts receivable of the SoftDVD business following the Closing Date. MGI shall promptly remit to Zoran any payments received by MGI following the Closing Date with respect to any accounts receivable of Zoran accrued as of the Closing Date, other than the Assigned Receivables. Zoran shall promptly remit to MGI any payments received by Zoran following the Closing Date with respect to any Assigned Receivables and any accounts receivable of the SoftDVD Product Line accruing from and after the Closing Date. All payments received by either Zoran or MGI from customers with balances included in the Assigned Receivables shall be allocated, pro rata, between the parties in proportion to the amount of the Assigned Receivables (which are payable to MGI) and the balance of such account receivable as of the Closing Date (which is payable to Zoran). The parties acknowledge and agree that the collection of any accounts receivable wholly or primarily related to the SoftDVD Product Line shall initially be undertaken by MGI (but without liability therefor). Zoran shall have the right to pursue collection of any of its accounts receivables for which MGI's collection efforts have not been effective. Neither party shall commence any judicial or arbitration proceedings with respect to such accounts receivable without first consulting with the other party.

          6.10 STOCK EXCHANGE LISTING. During such time as Zoran holds any of the Shares, MGI shall use its best efforts to maintain the listing of the Shares on the TSE or its reasonable equivalent.

          6.11 PERIODIC REPORTING. From and after the date of this Agreement and during such time as Zoran holds any of the Shares, MGI agrees to file all forms, reports and documents (including without limitation material change reports as referred to in Section 5.10 hereof) as required under the applicable securities law, rules and policies of Canada or any of its provinces, and if and when the MGI Common Stock becomes listed on the Nasdaq National Market System, MGI agrees to file all forms, reports and documents required under the Exchange Act.

          6.12 FUTURE COLLABORATION. The parties agree to work together in good faith on broader collaborations in areas such as digital still cameras, digital versatile discs, DVD and HDTV with a goal of leveraging Zoran's consumer expertise and know-how and MGI's PC, expertise and know-how. Any such collaborations shall be set forth in separate and independent written agreements to be negotiated and executed by the parties from time to time (if at all).

          6.13 CUSTOMER SUPPORT. Zoran agrees to deliver, as promptly as practicable following the Closing, to each of its customers using products which are part of the SoftDVD Product Line under current license agreements (which agreements are included in the Third Party Contracts), a notice advising each such customer of the transfer of Purchased Assets contemplated by this Agreement. Where applicable, Zoran shall also seek to obtain the consent of any such customer to assign such customer's license agreement to MGI as a Third Party Contract pursuant to Section 2.3 hereof. Notwithstanding any failure by Zoran to obtain any such consent to assignment, MGI agrees that it will provide support and maintenance to all customers under such license agreements from and after the Closing Date at a level equal to or higher than that provided to MGI's own customers.

     7.   CONDITIONS TO CLOSING.

          7.1 CONDITIONS TO OBLIGATIONS OF ZORAN. The obligations of Zoran to sell the Purchased Assets and consummate the other transactions contemplated by this Agreement and the Ancillary Agreements are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Zoran:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by MGI in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date; MGI's business and assets shall not have been adversely affected in any material way prior to the Closing Date; and MGI shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b) LEGAL INVESTMENT. At the time of the Closing, the issuance of the Shares hereunder shall be legally permitted by all laws and regulations to which MGI and Zoran are subject.

               (c) NO PROHIBITION. No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the sale of the Purchased Assets or the consummation of any other transaction contemplated by this Agreement or the Ancillary Agreements.

               (d) NO LITIGATION. There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated by this Agreement or the Ancillary Agreements or (ii) relief is or may be sought against either party hereto as a result of this Agreement or the Ancillary Agreements and in which, in the good faith judgment of the Board of Directors of Zoran (relying on the advice of legal counsel), such regulatory body or private party has the probability of prevailing and such relief would have a material adverse effect upon such party.

               (e) RETAINED EMPLOYEES. At least ten (10) of the SoftDVD Employees shall have accepted offers of employment from MGI and at least five
(5) of the nine (9) Key Employees shall have accepted their respective offers of employment.

               (f) COMPLIANCE CERTIFICATE. MGI shall have delivered to Zoran a certificate, executed by the Chief Executive Officer of MGI, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (c) and (d) of this Section 7.1.

               (g) OPINION OF COUNSEL. Zoran shall have received an opinion of LaBarge Weinstein, counsel to MGI, dated the Closing Date, substantially in the form of EXHIBIT 7.1(g) hereto.

          7.2 CONDITIONS TO OBLIGATIONS OF MGI. The obligations of MGI to purchase the Purchased Assets, pay the cash payment and issue the Shares at Closing and consummate the other transactions contemplated by this Agreement and the Ancillary Agreements are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the MGI:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by Zoran in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date; neither the SoftDVD Product Line nor the Purchased Assets shall have been adversely affected in any material way prior to the Closing Date; and Zoran shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b) NO PROHIBITION. No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the purchase of the Purchased Assets or the consummation of any other transaction contemplated by this Agreement or the Ancillary Agreements.

               (c) NO LITIGATION. There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated by this Agreement or the Ancillary Agreements or (ii) relief is or may be sought against either party hereto as a result of this Agreement or the Ancillary Agreements and in which, in the good faith judgment of the Board of Directors of MGI (relying on the advice of legal counsel), such regulatory body or private party has the probability of prevailing and such relief would have a material adverse effect upon such party.

               (d) RETAINED EMPLOYEES. At least ten (10) of the SoftDVD Employees shall have accepted offers of employment from MGI and at least five
(5) of the nine (9) Key Employees shall have accepted their respective offers of employment.

               (e) COMPLIANCE CERTIFICATE. Zoran shall have delivered to MGI a certificate, executed by the President of Zoran, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (c) of this Section 7.2.

               (f) OPINION OF COUNSEL. MGI shall have received an opinion of Gray Cary Ware & Freidenrich LLP, counsel to Zoran, dated the Closing Date, substantially in the form of EXHIBIT 7.2(f) hereto.

               (g) DUE DILIGENCE. The results of MGI's due diligence investigations respecting the Purchased Assets are reasonably satisfactory to MGI in that no material adverse condition affecting the Purchased Assets shall have been discovered and made known to Zoran on or prior to June 18, 1999.

     8.   THE CLOSING.

          8.1 TIME AND PLACE. The Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301, at 10:00 a.m., Pacific Time, on the Closing Date, or at such other place or time as MGI and Zoran may agree.

          8.2 ZORAN ACTIONS AT THE CLOSING. At the Closing, Zoran will deliver or cause to be delivered to MGI the following instruments and documents against delivery of the instruments and documents specified in
Section 8.3:

               (a)  an original Bill of Sale in substantially the form of
EXHIBIT 8.2(a), executed by an authorized officer of Zoran;

               (b) such additional duly executed documents and instruments of conveyance, assignment or transfer of title as may be necessary to transfer and assign to MGI all right, title and interest in the Purchased Assets, including assignments of any and all SoftDVD Proprietary Rights, to MGI;

               (c) an original License Agreement executed by an authorized officer of Zoran;

               (d) all computer software included in the Purchased Assets by remote telecommunications from Zoran's place of business to or through a computer designated by MGI such that MGI shall not obtain physical possession of any storage media or similar tangible personal property in the transaction; and

               (e)  the documents referred to in Section 7.2.

          8.3 MGI ACTIONS AT THE CLOSING. At the Closing, MGI will deliver to or cause to be delivered to Zoran the following instruments and documents against delivery of the instruments and documents specified in Section 8.2:

               (a) an original stock certificate evidencing the Shares to be issued to Zoran hereunder;

               (b) an original License Agreement executed by an authorized officer of MGI; and

               (c)  the documents referred to in Section 7.1.

          8.4 PASSAGE OF TITLE. Legal and equitable title and risk of loss with respect to all of the Purchased Assets shall pass to MGI on transfer of the Assets at the Closing.

     9.   INDEMNIFICATION.

          9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Zoran set forth in Section 4 hereof shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period and shall survive thereafter only with respect to any claims made prior to the end of the Indemnification Period.

          9.2 INDEMNIFICATION BY ZORAN. Zoran shall hold harmless, indemnify and pay for the defense of each of the MGI Indemnitees from and against, and shall compensate and reimburse each of the MGI Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the MGI Indemnitees or to which any of the MGI Indemnitees may otherwise become subject to the extent such Damages exceed $50,000 and arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 4 hereof or in any certificate delivered by Zoran in connection with this Agreement (to the extent the claim with respect thereto is made prior to the end of the Indemnification Period); (ii) any breach of any covenant or obligation of Zoran hereunder; (iii) any third party claims alleging infringement of proprietary rights where such claims relate to Zoran's distribution of products incorporating SoftDVD Proprietary Rights prior to the Closing (to the extent the claim with respect thereto is made prior to the end of the Indemnification Period); (iv) the conduct of the SoftDVD Product Line prior to the Closing (other than Assumed Liabilities); and (v) any

Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to in clauses (i), (ii), (iii) or (iv) above (including any Legal Proceeding commenced by any MGI Indemnitee for the purpose of enforcing any of its rights under this Section 9.2 if such MGI Indemnitee is the prevailing party in any such Legal Proceeding).

          9.3 INDEMNIFICATION BY MGI. MGI shall hold harmless, indemnify and pay for the defense of each of the Zoran Indemnitees from and against, and shall compensate and reimburse each of the Zoran Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Zoran Indemnitees or to which any of the Zoran Indemnitees may otherwise become subject to the extent such Damages exceed $50,000 and arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 5 hereof or in any certificate delivered by MGI in connection with this Agreement; (ii) any breach of any covenant or obligation of MGI hereunder, including those related to the employment or termination of employment of any New MGI Employee by MGI (but subject to Zoran's obligations under Section 6.8(b) hereof); (iii) any Assumed Liability; (iv) any third party claims alleging infringement of proprietary rights where such claims relate to MGI's distribution of products incorporating SoftDVD Proprietary Rights from and after the Closing; (v) the conduct or continuation of the SoftDVD Product Line from and after the Closing; or (vi) any Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to in clauses (i), (ii), (iii), (iv) or (v) above (including any Legal Proceeding commenced by any Zoran Indemnitee for the purpose of enforcing any of its rights under this Section 9.3 if such Zoran Indemnitee is the prevailing party in any such Legal Proceeding).

          9.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any person (other than a MGI Indemnitee or Zoran Indemnitee, as the case may be) of any Legal Proceeding (whether against MGI, Zoran or against any other Person) with respect to which Zoran (or MGI, as the case may be) may become obligated to hold harmless, indemnify, compensate or reimburse any MGI Indemnitee (or Zoran Indemnitee, as the case may be) pursuant to this Section 9, the procedure set forth below shall be followed:

               (a) NOTICE. The party entitled to receive indemnity under this Section 9 (the "INDEMNIFIED PARTY") shall give prompt written notice to the party obligated to indemnify (the "INDEMNIFYING PARTY") of the commencement of any such Legal Proceeding against the Indemnified Parties for which indemnity may be sought under this Section 9; provided, however, that any failure on the part of an Indemnified Party to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this Section 9 unless such failure to give prompt written notice shall cause any actual harm to the Indemnifying Party. The Indemnification Period shall be extended solely with respect to a particular claim for the period beginning on the date the Indemnifying Party receives written notice of that claim until the final resolution of such claim so long as such claim is made within the Indemnification Period.

               (b) DEFENSE. The Indemnifying Party shall have the right to control the defense and settlement of any Legal Proceeding, except that the Indemnified Parties shall have the right to participate in such defense with its own counsel provided that the Indemnified Parties pay the expense of such counsel; provided, however, that in the event of any conflict of interest arising from arising from Indemnifying Party's defense of any such claim, Indemnified Parties shall have the right to employ counsel of its own choosing at Indemnifying Party's expense. Indemnifying Party shall have no obligation to pay any Damages arising out of any settlement or compromise of a Legal Proceeding entered into by an Indemnified Party without Indemnifying Party's prior written consent.

               (c) COOPERATION. Indemnified Parties will provide Indemnifying Parties with all reasonably requested assistance in the defense and settlement of any Legal Proceeding, all at Indemnifying Party's sole cost and expense.

          9.5  LIMITATION.  The maximum liability of each party under this
Section 9 for Damages incurred by the other party shall be equal to the total value of the consideration paid or payable for the Purchased Assets under this Agreement; provided, however, that such limitation shall not apply to:
(i) claims by MGI under Section 9.2, but only to the extent such claims are based on third party claims in respect of circumstances arising prior to the Closing; (ii) claims by Zoran under Section 9.3, but only to the extent such claims relate to third party claims in respect of circumstances arising after the Closing; and (iii) any Damages suffered by an Indemnified Party caused by the fraudulent or willful misrepresentation by the Indemnifying Party.

     10.  TERMINATION.

          10.1 MUTUAL AGREEMENT. This Agreement may be terminated and abandoned at any time prior to the Closing Date by the written consent of both Zoran and MGI, in which case neither party shall have any obligation whatsoever (other than under Sections 6.4 ("Publicity"), 6.5 ("Confidentiality") and 11.2 ("Expenses")) to the other with respect to this Agreement, the transactions provided for in this Agreement, or expenses incurred in connection with or in contemplation of such transactions.

          10.2 SURVIVAL. Termination of this Agreement shall not relieve either party from any liability incurred for any breach of this Agreement prior to such termination and the provisions of this Section and Sections 6.5 ("Confidentiality") and 11.2 ("Expenses") shall survive any termination of this Agreement.

     11.  GENERAL PROVISIONS.

          11.1 ASSIGNMENT. Neither party shall directly or indirectly sell, assign, subcontract or otherwise transfer this Agreement or any of its rights or obligations under this Agreement, without the prior written consent of the other parties, except as permitted in this section. Either party may, without the prior notice to or written consent of the other parties, assign or transfer this Agreement as part of a corporate reorganization, consolidation, merger or sale of substantially all of its assets, provided that the successor entity assumes all of the assigning party's obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

          11.2 EXPENSES. Except as otherwise provided in this Agreement, each of the parties shall each pay its own costs and expenses, including legal and accounting fees, commissions and expenses, related to the transactions provided for in this Agreement, irrespective of when incurred. Each party agrees to pay (and to indemnify and to hold harmless the other parties from) any liability for any commission or compensation in the nature of an advisor's or finder's fee to any person or firm for which such party, or any of its employees or representatives, is responsible.

          11.3 NOTICES AND REPRESENTATIVES. Any notice or reports required or permitted to be given under this Agreement shall be given in writing and shall be delivered by personal delivery, telegram, facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt. Any party and any representative designated below may, by notice to the others, change its address for receiving such notices:


           To Zoran at:     Zoran Corporation
                            3112 Scott Blvd.
                            Santa Clara, CA  95054
                            U.S.A.
                            Attention: President
                            Facsimile: (408) 919-4213


           with copy to:    Gray Cary Ware & Freidenrich LLP
                            400 Hamilton Avenue
                            Palo Alto, CA 94301
                            U.S.A.
                            Attention:  Dennis C. Sullivan, Esq.
                            Facsimile:  (650) 327-3699

           To MGI at:       MGI Software Corp.
                            60 West Pearce Street
                            12.     Richmond Hill, Ontario
                            L4B lE5
                            Attention:  Ken Killin, Chief Financial Officer
                            Facsimile:  (905) 707-3675


           with copy to:    LaBarge Weinstein
                            333 Preston Street, 11th Floor
                            Ottawa, Ontario
                            K1S 5N4
                            Attention:  Paul LaBarge
                            Facsimile: (613) 231-3900

          11.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement (including the Ancillary Agreements and the Confidentiality Agreement) constitutes the entire agreement of MGI and Zoran relating to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, letters of intent and agreements in principle between them, whether written or oral, relating to that subject matter. This Agreement (including its Exhibits) may only be amended by a written instrument signed by MGI and Zoran.

          11.5 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties and their attorneys, and its language shall not be construed for or against any party. The titles and headings in this Agreement are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          11.6 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The relationship between the parties shall at all times be that of independent contractors. Neither party shall have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon either party except those expressly granted herein.

          11.7 WAIVER. Delay or failure to exercise any right or remedy under this Agreement shall not impair such right or remedy or be construed as a waiver thereof or as acquiescence in a default. Waiver of any breach or failure of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement. All waivers must be in writing signed by the party to be charged.

          11.8 VENUE FOR DISPUTE RESOLUTION. Any suit or action at law or in equity initiated by either party to enforce or interpret this Agreement will be brought in a court of competent jurisdiction in Santa Clara County, California.

          11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California, without regard to its choice of law principles and excluding the United Nations Convention on Contracts for the International Sale of Goods and any legislation implementing such Convention, if otherwise applicable.

          11.10 SEVERABILITY. The provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the parties. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law.

          11.11 PARTIES IN INTEREST. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and permitted assigns, nor is anything contained in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision of this Agreement give any third person any right of subrogation or action over against any party to this Agreement.

          11.12 FURTHER INSTRUMENTS. Each party agrees to execute and deliver such further instruments and documents, and to take such further actions, as may be reasonably requested by the other after the Closing to carry out the purposes of this Agreement.

          11.13     ARBITRATION.

               (a) ARBITRATION. Except for either party's right to seek injunctive relief, any dispute under this Agreement, the License Agreement or any other agreement between the parties (a "Dispute") shall be settled by means of the procedures set forth in this Section 11.13. Each party shall give notice to the other party of any Dispute. Promptly upon delivery of such notice, a designated senior officer for each of Zoran and MGI (which representative may be changed by a party by means of a notice delivered to the other party) shall meet and attempt in good faith to resolve the Dispute on a mutually satisfactory basis. If the parties are unable to resolve the Dispute within thirty (30) days after delivery of the notice of a Dispute, then the Dispute shall be settled by arbitration in Palo Alto, California and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction over the subject matter thereof.
The arbitrator(s) shall have the authority to grant any equitable and legal remedies that could be available in any judicial proceeding instituted to resolve a Dispute.

               (b) SELECTION OF ARBITRATOR. Following the thirty (30) day period referenced in Section 11.13(a) above, either party may by written notice to the other party request that the Dispute be referred to arbitration with the reference being to a single arbitrator who is reasonably knowledgeable in the field of software and familiar with the software industry and mutually agreed to by the parties, provided that, if the parties are unable to agree on an arbitrator within twenty (20) days of receipt of the written notice, the arbitration shall be referred to a panel of three arbitrators, each being reasonably knowledgeable in the field of software technology and familiar with the software industry, one of whom shall be appointed by Zoran and one of whom shall be appointed by MGI. Each party shall provide notice to the other party of the arbitrator so appointed within thirty (30) days of the written notice requesting arbitration and the third arbitrator shall be appointed by the arbitrators appointed by Zoran and MGI and such third arbitrator shall be the chairman provided further that if either party fails to give notice of the appointment of an arbitrator as herein provided the reference shall be to an arbitrator appointed in accordance with this clause and such arbitrator shall be considered to have been mutually agreed to by the parties.

               (c) COMPENSATION OF ARBITRATOR. The selected arbitrator will be compensated at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator(s) in the event the parties are not able to agree upon rates of compensation.

               (d)  PAYMENT OF COSTS.   Zoran and MGI will initially each pay
50% of the compensation to be paid to the arbitrator(s) in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings, however the decision of the arbitrator(s) may include an award as to the reimbursement of costs of a party to an arbitration by the other.

               (e) AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator(s) will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

               (f) TERMS OF ARBITRATION. The arbitrator or panel of arbitrators chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the License Agreement.

               (g) EXCLUSIVE REMEDY. Except for either party's right to seek injunctive relief, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

          11.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


ZORAN CORPORATION                                 MGI SOFTWARE CORP.
By: ____________________________                  By: _________________________

Title:                                            Title: